Exhibit 11

                         RADVISION LTD. AND SUBSIDIARIES

             Statements re Computation of Per Share Earnings (Loss)
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                                                                             Year ended December 31,
                                                                     ---------------------------------------
                                                                         2003          2002          2001
                                                                     ----------     ----------    ----------
                                                                        (Dollars in thousands, except per
                                                                                   share amounts)
Net earnings (loss):
Earnings (loss) on common shares before cumulative effect of
change in accounting principle--basic..............................  3,501          2,756         (1,612)
                                                                     ==========     ==========    ==========
Cumulative effect of change in accounting principle..............    -              -             -
                                                                     ==========     ==========    ==========
Shares used to compute basic earnings (loss) per share (weighted
  average number of shares outstanding)...........................   18,660,444     18,353,052    18,943,014
                                                                     ==========     ==========    ==========
Shares used to compute diluted earnings (loss) per share
    (weighted average number of shares outstanding assuming
    the effect of stock options)..................................   19,963,260     18,983,330    18,943,014
                                                                     ==========     ==========    ==========
Earnings (loss) per common share before cumulative effect of change in accounting principle:
Basic.............................................................   0.19           0.15          (0.09)
                                                                     ==========     ==========    ==========
Diluted...........................................................   0.18           0.15          (0.09)
                                                                     ==========     ==========    ==========
Cumulative effect of change in accounting principle:
Basic.............................................................   -              -             -
                                                                     ==========     ==========    ==========
Diluted...........................................................   -              -             -
                                                                     ==========     ==========    ==========
Net earnings per common share:
Basic.............................................................   0.19           0.15          (0.09)
                                                                     ==========     ==========    ==========
Diluted...........................................................   0.18           0.15          (0.09)
                                                                     ==========     ==========    ==========

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